For Immediate Release

The J. M. Smucker Company to Acquire a Majority of Sara Lee Corporation’s North American Foodservice Coffee Business

ORRVILLE, Ohio, October 24, 2011 —The J. M. Smucker Company (NYSE: SJM) today announced the signing of a definitive agreement to acquire a majority of the North American foodservice coffee and hot beverage business of Sara Lee Corporation (“Sara Lee”), a leading international coffee and tea company.

The acquisition includes Sara Lee’s market-leading liquid coffee concentrate business sold under the licensed Douwe Egberts® brand, along with a variety of roast and ground coffee, cappuccino, tea, and cocoa products, sold through foodservice channels in North America. Liquid coffee concentrate adds a unique, high quality, and technology driven form of coffee to the Company’s existing foodservice product offering. In addition, the companies agreed to collaborate on liquid coffee technology by entering into a long-term foodservice innovation partnership. The acquisition is expected to add annual net sales of approximately $285 million to the Company.

“This transaction further strengthens our position as a leading North American coffee company,” said Richard Smucker, Chief Executive Officer. “The addition of liquid coffee concentrate to the Smucker portfolio aligns with our desire to compete in all forms of coffee, adding to our roast and ground, single serve, instant, and ready-to-drink platforms. The innovation partnership further allows us to collaborate on new technologies in the liquid coffee category for the foodservice market.”

“This enabling acquisition adds significant scale to our foodservice business,” added Steven Oakland, President, International, Foodservice and Natural Foods. “The transaction nearly doubles the size of our foodservice business, provides new coffee technologies, and adds a foodservice coffee direct sales force to our team, ultimately allowing us to extend our reach and enhance our relevance within away-from-home channels.”

The closing of the transaction will add approximately 450 employees to the Company, including sales, marketing, finance, customer service, and administrative functions located in the U.S., Canada, and Mexico; a state-of-the-art liquid coffee manufacturing facility in Suffolk, Virginia; a leased roast and ground coffee manufacturing facility in Harahan, Louisiana; and coffee equipment and service teams located throughout North America. In addition to licensing the Douwe Egberts® brand, the Company will also license the Cafitesse® and Pickwick® brands.

Terms of the deal call for $350 million to be paid at time of closing, with an additional $50 million paid in declining installments over the next ten years. The Company anticipates completing the all cash transaction near the beginning of calendar 2012.

Based on the anticipated closing date, the transaction is expected to contribute approximately $100 million to net sales in fiscal 2012, and is not expected to have a material impact on earnings per share, excluding one-time costs of the transaction. One-time costs are estimated to total approximately $25 million, nearly all of which are cash related. Approximately one-third of these one-time costs are expected to be incurred in fiscal 2012, with the remaining incurred through fiscal 2015.

On a full year basis, the transaction is expected to generate earnings before interest, taxes, depreciation, and amortization of approximately $70 million to $75 million, excluding one-time costs of the transaction. The business is expected to contribute approximately $0.10 of earnings per diluted common share, also excluding one-time costs. Annual amortization expense is estimated to be approximately $15 million to $20 million.

About The J. M. Smucker Company
For more than 110 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of fruit spreads, retail packaged coffee, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and health and natural foods beverages in North America. Its family of brands includes Smucker’s®, Folgers®, Dunkin’ Donuts®, Jif®, Crisco®, Pillsbury®, Eagle Brand®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Café PilonTM, White Lily® and Martha White® in the United States, along with Robin Hood®, Five Roses®, Carnation® and Bick’s® in Canada. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. The Company has appeared on FORTUNE Magazine’s list of the 100 Best Companies to Work For in the United States 13 times, ranking number one in 2004. For more information about the Company, visit www.smuckers.com.

The J. M. Smucker Company is the owner of all trademarks, except Pillsbury, the Barrelhead logo and the Doughboy character are trademarks of The Pillsbury Company, LLC, used under license; Carnation is a trademark of Société des Produits Nestlé S.A., used under license; and Dunkin’ Donuts is a registered trademark of DD IP Holder, LLC, used under license. Borden and Elsie are trademarks used under license.

Dunkin’ Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants. K-Cup® and K-Cups® are trademarks of Keurig, Incorporated.

The J. M. Smucker Company Forward-Looking Language
This press release contains forward-looking statements, such as projected operating results, earnings and cash flows, that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance, or achievements expressed or implied by those forward-looking statements. Readers should understand that the risks, uncertainties, factors, and assumptions listed and discussed in this press release, including the following important factors and assumptions, could affect the future results of the Company and could cause actual results to differ materially from those expressed in the forward-looking statements:

•	volatility of commodity markets from which raw materials, particularly green coffee beans, wheat, soybean oil, milk, peanuts, and sugar, are procured and the related impact on costs;

•	risks associated with derivative and purchasing strategies employed by the Company to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact the Company’s liquidity;

•	crude oil price trends and their impact on transportation, energy, and packaging costs;

•	the ability to successfully implement and realize the full benefit of price changes and the competitive response;

•	the success and cost of introducing new products and the competitive response;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	the ability of the Company to successfully integrate acquired and merged businesses in a timely and cost effective manner;

•	the successful completion of the Company’s restructuring programs, and the ability to realize anticipated savings and other potential benefits within the time frames currently contemplated;

•	the impact of food safety concerns involving the Company’s products or those of its competitors;

•	the impact of accidents and natural disasters, including crop failures and storm damage;

•	the concentration of certain of the Company’s businesses with key customers and suppliers and the ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from such customers or the bankruptcy of any such customer;

•	changes in consumer coffee preferences and other factors affecting the coffee business, which represents a substantial portion of the Company’s business;

•	the ability of the Company to obtain any required financing;

•	the timing and amount of the Company’s capital expenditures, share repurchases, and restructuring costs;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	the impact of new or changes to existing governmental laws and regulations or their application;

•	the impact of future legal, regulatory, or market measures regarding climate change;

•	the outcome of current and future tax examinations, changes in tax laws, and other tax matters, and their related impact on the Company’s tax positions;

•	foreign currency and interest rate fluctuations;

•	political or economic disruption; and

•	risks related to other factors discussed under “Risk Factors” in other reports and statements filed by the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. The Company does not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Contacts:
The J. M. Smucker Company
(330) 682-3000

Investors:
Sonal Robinson
Vice President, Investor Relations

Media:
Maribeth Badertscher
Vice President, Corporate Communications